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                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-_____), pertaining to the Main Street Trust, Inc. 2000 Stock Incentive Plan, of our report, dated February 3, 2000 on the consolidated balance sheets of BankIllinois Financial Corporation as of December 31, 1999 and 1998 and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ending December 31, 1999, appearing in the Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ McGladrey & Pullen,LLP

Champaign, Illinois
November 28, 2000